Certificate	_________Shares
No. C- ___

Incorporated in the State of Nevada

December 23, 1985

SIGMA LABS, INC.

SERIES C CONVERTIBLE PREFERRED STOCK

(See the reverse of this certificate for information on how to obtain a copy of the rights, preferences, privileges and restrictions of each class or series of shares)

THIS CERTIFIES that ________________________is the record holder of ______________shares of Series C Convertible Preferred Stock of Sigma Labs, Inc., a Nevada corporation, transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of the corporation and any amendments thereto, to all of which the holder of this certificate by acceptance hereby assents.

WITNESS the signatures of its duly authorized officers this ______ day of ___________, 201_

John Rice, Chairman and Chief Executive Officer	Nannette Toups, Secretary

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE MADE TO THE OFFICE OF THE CORPORATION AT ITS PRINCIPAL BUSINESS OFFICE.

SIGMA LABS, INC.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, _________________________________hereby sell(s), assign(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________________________ __________________Shares of the Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:___________ 20___
	Signature:	X ____________________________
Signature(s) Guaranteed:
	Signature:	X ____________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.